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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2001

SILICON VALLEY BANCSHARES
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	15637 (Commission File Number)	91-1962278 (IRS Employer Identification No.)

3003 Tasman Drive Santa Clara, CA (Address of Principal Executive Offices)	95054 (Zip Code)

Registrant's telephone number, including area code: (408) 654-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

    This report is being filed by the Registrant to announce that it and its indirect wholly owned subsidiary, SVB Securities, Inc., have completed the acquisition of privately held Alliant Partners. A copy of the asset purchase agreement is attached hereto as Exhibit 2.1 and the press release issued by the Registrant relating to the announcement is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

      The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of August 16, 2001 by and among Registrant, SVB Securities, Inc., Alliant Partners, and certain shareholders of Alliant Partners.
99.1	Press Release of the Registrant issued on September 28, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON VALLEY BANCSHARES
Date: October 1, 2001	By:	/s/ MARC J. VERISSIMO
	Name:	Marc J. Verissimo
	Title:	Manager of the Risk Management Group

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES